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EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Registration Statement of East West Bancorp, Inc. on Form S-8 of our report dated February 14, 2000, appearing in the Annual Report on Form 10-K of East West Bancorp, Inc. for the year ended December 31, 1999.

/s/ DELOITTE & TOUCHE, LLP

Deloitte & Touche, LLP

Los Angeles, California
March 1, 2001

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INDEPENDENT AUDITORS' CONSENT